Exhibit (e)(2)
FIRST AMENDMENT TO
RIDGEWORTH FUNDS DISTRIBUTION AGREEMENT
     This First Amendment (the “Amendment”) to the Distribution Agreement (the “Agreement”) dated as of March 31, 2009 between RidgeWorth Funds (the “Trust”) and RidgeWorth Distributors LLC (“Distributor”) is effective as of August 1, 2009 (the “Effective Date”).
     WHEREAS, the Trust has terminated C Share classes for certain of the Funds and has converted other C Share classes to R Share classes for certain other series of the Trust and the Trust and Distributor now desire to update Schedule A of the Agreement to reflect such changes.
     NOW THEREFORE, the Trust and Distributor hereby agree as follows:
1. As of the Effective Date, Schedule A to the Agreement is amended and restated as provided on Exhibit A attached hereto.
2. Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.
3. This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the Commonwealth of Massachusetts.

RIDGEWORTH FUNDS
By:	/s/ Julia Short
Name:	Julia Short
Title:	President and CEO

RIDGEWORTH DISTRIBUTORS LLC
By:	/s/ Richad J. Berthy
Name:	Richard J. Berthy
Title:	Vice President

Exhibit A
SCHEDULE A
TO THE DISTRIBUTION AGREEMENT
BETWEEN RIDGEWORTH FUNDS
AND RIDGEWORTH DISTRIBUTORS LLC

FUNDS	SHARES
Aggressive Growth Stock Fund	A, I
Aggressive Growth Allocation Strategy	A, B, C, I
Conservative Allocation Strategy	A, B, C, I
Corporate Bond Fund	A, C, I
Institutional Cash Management Money Market Fund	Institutional
Institutional Municipal Cash Reserve Money Market Fund	Institutional
Institutional U.S. Government Securities Money Market Fund	Institutional
Institutional U.S. Treasury Securities Money Market Fund	Institutional, Corporate Trust
Emerging Growth Stock Fund	A, I
Georgia Tax-Exempt Bond Fund	A, I
Growth Allocation Strategy	A, B, C, I
High Grade Municipal Bond Fund	A, I
High Income Fund	A, I, R
Intermediate Bond Fund	A, I, R
International Equity Fund	A, I
International Equity Index Fund	A, I
International Equity 130/30 Fund	A, I
Investment Grade Bond Fund	A, I, R
Investment Grade Tax-Exempt Bond Fund	A, I
Large Cap Core Equity Fund	A, C, I
Large Cap Growth Stock Fund	A, C, I
Large Cap Quantitative Equity Fund	A, I
Large Cap Value Equity Fund	A, C, I
Limited Duration Fund	I
Limited-Term Federal Mortgage Securities Fund	A, C, I
Maryland Municipal Bond Fund	A, I
Mid-Cap Core Equity Fund	A, C, I
Mid-Cap Value Equity Fund	A, C, I
Moderate Allocation Strategy	A, B, C, I
North Carolina Tax-Exempt Bond Fund	A, I
Prime Quality Money Market Fund	A, C, I
Real Estate 130/30 Fund	A, I
Select Large Cap Growth Stock Fund	A, C, I
Seix Floating Rate High Income Fund	A, C, I
Seix Global Strategy Fund	A, I
Seix High Yield Fund	A, I, R
Short-Term Bond Fund	A, C, I
Short-Term U.S. Treasury Securities Fund	A, C, I
Small Cap Growth Stock Fund	A, C, I
Small Cap Value Equity Fund	A, C, I

FUNDS	SHARES
Tax-Exempt Money Market Fund	A, I
Total Return Bond Fund	A, I, R
U.S. Equity 130/30 Fund	A, I
U.S. Government Securities Fund	A, C, I
U.S. Government Securities Money Market Fund	A, I
U.S. Government Securities Ultra-Short Bond Fund	I
U.S. Treasury Money Market Fund	A, I
Ultra-Short Bond Fund	I
Virginia Intermediate Municipal Bond Fund	A, I
Virginia Tax-Free Money Market Fund	A, I